UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pluckemin Way, Suite 103

Bedminster NJ 07921

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TYME	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries (“TYME”).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2020, the Board of Directors of the Company (the “Board”) appointed Richard Cunningham as the new Chief Executive Officer of the Company, effective November 24, 2020. The Board also appointed Mr. Cunningham to serve on the Board to fill a vacancy as a Class II director, effective November 24, 2020.

Mr. Cunningham, age 50, brings over 20 years of leadership experience in the healthcare and biopharmaceutical industry. Immediately before joining TYME, Mr. Cunningham was the Chief Executive Officer and President of IXC Discovery, Inc. (formerly, Icagen Inc.), a drug discovery company, which positions he held beginning in November 2014. He has also served as a director there since April 2020. Before IXC Discovery, Inc., Mr. Cunningham held various roles at pharmaceutical and healthcare companies, including Boehringer Ingelheim and Valeant Pharmaceuticals (now, Bausch Health Companies Inc.; NYSE: BHC). His experience includes a broad array of responsibilities, including mergers and acquisitions, business development, strategy development, therapeutic launches, contracting, managed care, and sales and marketing. He has led the commercialization and launch of multiple therapies in oncology, rare disease, infectious disease, respiratory, neurology, cardiovascular and metabolic diseases.

Mr. Cunningham’s employment agreement, dated November 24, 2020 (the “Cunningham Letter Agreement”) provides for a sign-on bonus of $75,000 and an annual salary of $550,000 and has a four-year term, unless earlier terminated or extended. Mr. Cunningham will also be eligible to earn an annual target incentive award under the Company’s Cash Incentive Plan, determined by the independent directors of the Board (upon the recommendation of the Board’s Compensation Committee). For fiscal year 2021, Mr. Cunningham’s target incentive award is 50% of base salary, prorated for the partial year of service. The Cunningham Letter Agreement provides that Mr. Cunningham will be entitled to the following severance benefits in the event of termination by the Company without “cause” or by the executive for “good reason” (as those terms are defined in the Cunningham Letter Agreement): (i)(a) his base salary as in effect at the time of such termination to the extent such amount has accrued through the termination date and remains unpaid, (b) any fully earned and declared but unpaid target incentive award as of the termination date and (c) any unpaid unreimbursed expenses as of the termination date (collectively, (i)(a) through (i)(c), the “Accrued Obligations”); and (ii) in return for a timely executed and delivered release, (a) an amount equal to one year of his base salary, which will be payable in the same amounts and at the same intervals as if the employment period had not ended, (b) immediate vesting of the portion of all his time-vesting equity awards under the Company’s 2015 Equity Incentive Plan (as amended, the “2015 Plan”) that would have vested in the 12-month period following the termination date and (c) if he timely elects continued coverage pursuant to COBRA, payment of his share of the premium cost at the same rate as for active employees of the Company for the 12-month period following the termination date.

Pursuant to the Cunningham Letter Agreement, the Company granted to Mr. Cunningham on November 25, 2020 (the “Grant Date”), a nonqualified stock option, which enables him to purchase up to 2,000,000 shares of common stock of the Company, par value $0.0001 per share, at an exercise price per share of $1.03. The option has a ten-year term and vests in equal quarterly installments over the four year period following the Grant Date.

If Mr. Cunningham is terminated by the Company without “cause” or by him for “good reason,” in each case, upon or within 12 months following the consummation of a Change in Control (as those terms are defined in the Cunningham Letter Agreement), then he will receive (i) the Accrued Obligations; and (ii) subject to his execution and non-revocation of a release, (a) an amount equal to one-and-a-half times one year of his base salary, which will be payable in the same amounts and at the same intervals as if the employment period had not ended, (b) an amount equal to one-and-a-half times his target incentive award for the year in which the termination date occurs (or if it has not yet been established, the target incentive award established for the immediately preceding year), which will be payable in the same manner and at the same time that the Company pays other Company executive incentive awards under the Cash Incentive Plan after the termination date, (c) immediate vesting of all his time-based equity awards under the 2015 Plan and (d) if he timely elects continued coverage pursuant to COBRA, payment of his share of the premium cost at the same rate as for active employees of the Company for the 18-month period following the termination date.

Pursuant to the Cunningham Letter Agreement, during his employment with the Company or any of its affiliates and for twelve months thereafter, Mr. Cunningham is subject to non-compete and non-solicitation obligations.

In conjunction with Mr. Cunningham’s appointment as the new Chief Executive Officer, Steve Hoffman agreed to resign as Chief Executive Officer and continue in his role of Chief Science Officer of the Company, effective November 24, 2020. As part of his duties, Mr. Hoffman will be the project manager of the Company’s TYME-19 proof-of-concept trial (RESPOnD) at least until the initiation of a Phase II clinical trial studying the product candidate. Mr. Hoffman has served as the Chief Executive Officer and Chief Science Officer of the Company since March 2015. He will remain a Class I director and Chairman of the Board. In connection with this change in position, the Company amended and restated Mr. Hoffman’s March 5, 2015 employment agreement with Company, reducing his base salary from $569,250 for fiscal year 2021 to $500,000 for fiscal year 2022 and $450,000 for fiscal year 2023. Mr. Hoffman will continue to be eligible to earn a target incentive award under the Company’s Cash Incentive Plan, determined by the independent directors of the Board (upon the recommendation of the Board’s Compensation Committee). His target incentive award under the Cash Incentive Plan for fiscal year 2021 will remain at 60% of his current base salary, but will be reduced to 50% and 40% of his base salary for fiscal years 2022 and 2023, respectively. Unless Mr. Hoffman agrees in writing, his target incentive award will not be decreased below 40% of his then current base salary. Certain defined terms were amended, including “Work Product” and “cause”, and the agreement now provides the opportunity to cure certain circumtances givng rise to cause. Mr. Hoffman’s amended and restated employment agreement otherwise remains materially consistent with his prior agreement, as summarized in the Company’s most recent proxy statement, filed on July 10, 2020, with the Securities and Exchange Commission (the “SEC”).

Messrs. Cunningham and Hoffman will not receive any director compensation for their Board services, and, pursuant to their respective employment agreements, each will be nominated as a member of the Board at each annual meeting of stockholders of the Company during their employment periods at which their respective Board seat is up for reelection.

The foregoing description of the employment agreements with Messrs. Cunningham and Hoffman are qualified in their entirety by reference to the complete text of such agreements, which the Company intends to file with the SEC as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending December 31, 2020.

Item 8.01. Other Events.

In connection with the management changes described above, on November 30, 2020, the Company issued a press release, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press release, dated November 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: November 30, 2020	By:	/s/ James Biehl
James Biehl, Chief Legal Officer